Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 6, 2012 relating to the consolidated financial statements and financial statement schedule of Matrix Service Company and the effectiveness of Matrix Service Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Matrix Company for the year ended June 30, 2012.

/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma

November 16, 2012